Exhibit 32

CERTIFICATION

OF

CHIEF EXECUTIVE OFFICER

AND

CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Rishi Varma, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Everett SpinCo, Inc. for the first quarter ended January 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Everett SpinCo, Inc.

Date: March 30, 2017

By:	/s/ RISHI VARMA
Rishi Varma President and Secretary

I, Timothy C. Stonesifer, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Everett SpinCo, Inc. for the first quarter ended January 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Everett SpinCo, Inc.

Date: March 30, 2017

By:	/s/ TIMOTHY C. STONESIFER
Timothy C. Stonesifer Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Everett SpinCo, Inc. and will be retained by Everett SpinCo, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.